UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2018

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA 15219-2800

(Address of principal executive offices) (Zip Code)

(412) 433-1121

(Registrant’s telephone number,

including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On March 13, 2018, United States Steel Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule I thereto, in connection with the public offering by the Company of $650 million aggregate principal amount of its 6.250% Senior Notes due 2026 (the “Notes”). The Company intends to use the net proceeds from the offering, together with cash on hand, to fund the tender offer for, or the redemption of, all of its 8.375% Senior Secured Notes due 2021 and the payment of related fees and expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities.

The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Underwriting Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Supplemental Indenture

On March 15, 2018, the Company issued the Notes pursuant to an indenture dated as of May 21, 2007 by and between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), a copy of which was filed as Exhibit 4.1 to the Company’s Report on Form 8-K filed on May 22, 2007, as supplemented by a ninth supplemental indenture, dated as of March 15, 2018, by and between the Company and the Trustee (the “Supplemental Indenture”).

The Supplemental Indenture provides for the issuance and sets forth the terms of the Notes. A specimen copy of the Notes is attached as an exhibit to the Supplemental Indenture. The Supplemental Indenture also contains covenants regarding the Company on liens, sale-leasebacks and mergers and consolidations. It also includes provisions requiring the Company to offer to repurchase the Notes upon a change of control repurchase event and redemption and other customary provisions.

In connection with the issuance of the Notes, DLA Piper LLP (US) provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

The summary of the Supplemental Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Supplemental Indenture, a copy of which is being filed herewith as Exhibit 4.1.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy the Notes, or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2018, the Company issued $650 million aggregate principal amount of 6.250% Senior Notes due 2026. The Notes are senior obligations of the Company. The description of the terms of the Notes set forth above in Item 1.01 is hereby incorporated by reference into this Item.

Item 8.01.     Other Events.

On March 13, 2018, the Company issued two press releases.

The first press release relates to  the Company’s intention to offer the Notes, a copy of which is filed as Exhibit 99.1.

The second press release relates to the Company’s  public offering of the Notes.  The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.2 incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

4.1	Ninth Supplemental Indenture, dated as of March 15, 2018, by and between United States Steel Corporation and The Bank of New York Mellon, as trustee.
5.1	Opinion of DLA Piper LLP (US)
10.1	Underwriting Agreement, dated March 13, 2018, by and between United States Steel Corporation and J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule I thereto.
23.1	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)
99.1	Press Release, dated March 13, 2018.
99.2	Press Release, dated March 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Colleen M. Darragh
	Name:	Colleen M. Darragh
	Title:	Vice President and Controller

Dated: March 15, 2018